UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 21, 2026 (April 21, 2026)
Date of Report (date of earliest event reported)

CUMBERLAND PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Tennessee	001-33637	62-1765329
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2525 West End Avenue, Suite 950 Nashville, Tennessee 37203
(Address of Principal Executive Offices)
(615) 255-0068
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CPIX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On April 21, 2026, the annual meeting of shareholders of Cumberland Pharmaceuticals Inc. (the "Company") was held in Nashville, Tennessee. The following matters were voted upon and approved by the Company's shareholders:
(1) the election of three (2) Class I Directors;
(2) the ratification of the appointment of Carr, Riggs & Ingram, LLC as our independent registered public accounting firm for the year ending December 31, 2026;
(3) to provide shareholders an opportunity to participate in an advisory vote on executive compensation; and
(4) to provide shareholders an opportunity to participate in an advisory vote regarding the frequency of the advisory vote on the compensation of the Company's named executives.
The voting results were as follows:

	For	Against	Withheld	Abstentions	% of Votes in Favor
Kenneth J. Krogulski	9,561,336	—	46,137	—	99.52%
Caroline R. Young	9,479,023	—	128,450	—	98.66%
Appointment of Carr, Riggs & Ingram LLC as our independent registered public accounting firm for the year ending December 31, 2026	12,714,116	19,033	—	3,426	99.82%
Provide advisory approval of the compensation of the Company's named executive officers	9,350,671	206,888	—	49,914	99.82%
	Every Year	Every Other Year	Every Three Years	Abstentions
Provide advisory approval of the frequency of the advisory vote on the compensation of the Company’s named executive officers.	1,733,309	7,437	7,844,848	21,879

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cumberland Pharmaceuticals Inc.

Dated: April 22, 2026	By:	/s/ John Hamm
John Hamm
Chief Financial Officer